EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
4/1/2013	Purchase	$ 9.3624	1	9100
4/2/2013	Purchase	$ 8.8979	2	18900
4/3/2013	Purchase	$ 8.5750	3	9481
4/4/2013	Purchase	$ 7.9939	4	7332
4/5/2013	Purchase	$ 7.6363	5	11319
4/8/2013	Purchase	$ 7.6184	6	9910
4/9/2013	Purchase	$ 7.4512	7	4346
4/10/2013	Purchase	$ 7.6946	8	10000
4/11/2013	Purchase	$ 7.6875	9	14100
4/12/2013	Purchase	$ 7.6899	10	3300
4/15/2013	Purchase	$ 7.4626	11	9500
4/16/2013	Purchase	$ 7.5021	12	25120
4/17/2013	Purchase	$ 7.1710	13	22595
4/18/2013	Purchase	$ 7.0702	14	14200
4/19/2013	Purchase	$ 7.4346	15	25000
4/22/2013	Purchase	$ 7.2687	16	11783
4/23/2013	Purchase	$ 7.2471	17	7628
4/24/2013	Purchase	$ 7.2592	18	5000
4/25/2013	Purchase	$ 7.2737	19	20000
4/26/2013	Purchase	$ 7.3960	20	27500
4/29/2013	Purchase	$ 7.6133	21	4300
4/30/2013	Purchase	$ 7.5348	22	20400

1 This transaction was executed in multiple trades at prices ranging from $9.32 – 9.40.
2 This transaction was executed in multiple trades at prices ranging from $8.50 – 9.00.
3 This transaction was executed in multiple trades at prices ranging from $8.43 – 8.72.
4 This transaction was executed in multiple trades at prices ranging from $7.91 – 8.10.
5 This transaction was executed in multiple trades at prices ranging from $7.51 – 7.85.
6 This transaction was executed in multiple trades at prices ranging from $7.34 – 7.73.
7 This transaction was executed in multiple trades at prices ranging from $7.40 – 7.50.
8 This transaction was executed in multiple trades at prices ranging from $7.66 – 7.70.
9 This transaction was executed in multiple trades at prices ranging from $7.65 – 7.80.
10 This transaction was executed in multiple trades at prices ranging from $7.65 – 7.93.
11 This transaction was executed in multiple trades at prices ranging from $7.45 – 7.49.
12 This transaction was executed in multiple trades at prices ranging from $7.48 – 7.55.
13 This transaction was executed in multiple trades at prices ranging from $7.04 – 7.30.
14 This transaction was executed in multiple trades at prices ranging from $6.93 – 7.11.
15 This transaction was executed in multiple trades at prices ranging from $7.33 – 7.50.
16 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.30.
17 This transaction was executed in multiple trades at prices ranging from $7.19 – 7.25.
18 This transaction was executed in multiple trades at prices ranging from $7.25 – 7.27.
19 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
20 This transaction was executed in multiple trades at prices ranging from $7.30 – 7.50.
21 This transaction was executed in multiple trades at prices ranging from $7.58 – 7.65.
22 This transaction was executed in multiple trades at prices ranging from $7.37 – 7.57.

5/1/2013	Purchase	$ 7.4391	23	5093
5/2/2013	Purchase	$ 7.6184	24	1601
5/3/2013	Purchase	$ 7.9229	25	1700
5/6/2013	Purchase	$ 8.3241	26	4977
5/7/2013	Purchase	$ 8.0151	27	3415
5/8/2013	Purchase	$ 8.1049	28	2988
5/9/2013	Purchase	$ 8.0881	29	2765
5/10/2013	Purchase	$ 8.2202	30	5104
5/13/2013	Purchase	$ 8.3254	31	4228
5/14/2013	Purchase	$ 8.5156	32	2500
5/15/2013	Purchase	$ 8.4702	33	9600
5/16/2013	Purchase	$ 8.3443	34	6233
5/17/2013	Purchase	$ 8.6649	35	5000
5/20/2013	Purchase	$ 8.3756	36	6100
5/21/2013	Purchase	$ 8.3726	37	5200
5/22/2013	Purchase	$ 8.2170	38	20624
5/23/2013	Purchase	$ 8.1070	39	1000
5/24/2013	Purchase	$ 8.2283	40	8093
5/28/2013	Purchase	$ 8.5068	41	3087

23 This transaction was executed in multiple trades at prices ranging from $7.39 – 7.45.
24 This transaction was executed in multiple trades at prices ranging from $7.61 – 7.64.
25 This transaction was executed in multiple trades at prices ranging from $7.90 – 8.00.
26 This transaction was executed in multiple trades at prices ranging from $8.11 – 8.38.
27 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.02.
28 This transaction was executed in multiple trades at prices ranging from $8.07 – 8.12.
29 This transaction was executed in multiple trades at prices ranging from $8.00 – 8.11.
30 This transaction was executed in multiple trades at prices ranging from $8.17 – 8.25.
31 This transaction was executed in multiple trades at prices ranging from $8.26 – 8.35.
32 This transaction was executed in multiple trades at prices ranging from $8.37 – 8.56.
33 This transaction was executed in multiple trades at prices ranging from $8.42 – 8.50.
34 This transaction was executed in multiple trades at prices ranging from $8.28 – 8.38.
35 This transaction was executed in multiple trades at prices ranging from $8.60 – 8.73.
36 This transaction was executed in multiple trades at prices ranging from $8.30 – 8.40.
37 This transaction was executed in multiple trades at prices ranging from $8.25 – 8.40.
38 This transaction was executed in multiple trades at prices ranging from $8.17 – 8.26.
39 This transaction was executed in multiple trades at prices ranging from $8.06 – 8.15.
40 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.26.
41 This transaction was executed in multiple trades at prices ranging from $8.44 – 8.57.